Exhibit 99.1

ZimVie Reports Fourth Quarter and Full Year 2024 Financial Results

•	FY2024 Third Party Net Sales from Continuing Operations of $449.7 million

•	FY2024 Net Loss from Continuing Operations of $(33.8) million; Net Loss margin of (7.5%)

•	FY2024 Adjusted EBITDA[1] from Continuing Operations of $60.0 million; Adjusted EBITDA[1] margin of 13.3%

•	FY2024 GAAP diluted EPS from Continuing Operations of $(1.23) and adjusted diluted EPS[1] of $0.62

PALM BEACH GARDENS, Florida, February 26, 2025 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental market, today reported financial results for the quarter and year ended December 31, 2024. Management will host a corresponding conference call today, February 26, 2025, at 4:30 p.m. Eastern Time.

“2024 was a transformational year for ZimVie. We became a pure play dental companyand reshaped our financial profile, reducing net debt[1] by more than $290 million. We also streamlined our organization through corporate cost reduction, introduced manufacturing and supply chain efficiency initiatives, and increased Adjusted EBITDA margins by over 4 percentage points in the fourth quarter of 2024 compared to the fourth quarter of 2023 despite a softer end market,” said Vafa Jamali, President and Chief Executive Officer. “We continue to be optimistic about the long-term drivers of the dental implant market, supported by the continued success of our training and education programs in 2024. I believe ZimVie is well positioned to take advantage of the growth in the dental implant and digital solutions market for 2025 and beyond.”

Fourth Quarter 2024 Financial Results: Continuing Operations

Third party net sales for the fourth quarter of 2024 were $111.5 million, a decrease of 1.4% on a reported basis and 0.9% in constant currency[1], versus the fourth quarter of 2023.

Net loss for the fourth quarter of 2024 was $(9.7) million, an improvement of $12.5 million versus a net loss of $(22.2) million in the fourth quarter of 2023. Net loss margin for the fourth quarter of 2024 was (8.7)% of third party net sales, an improvement of 1,090 basis points versus a net loss margin of (19.6)% in the fourth quarter of 2023.

Adjusted net income[1] for the fourth quarter of 2024 was $7.6 million, an increase of $5.0 million versus the fourth quarter of 2023.

Basic and diluted EPS were $(0.35) and adjusted diluted EPS[1] was $0.27 for the fourth quarter of 2024. Weighted average shares outstanding for both basic and adjusted diluted EPS was 27.6 million.

Adjusted EBITDA[1] for the fourth quarter of 2024 was $18.4 million, or 16.5% of third party net sales, an increase of $4.5 million, or 420 basis points, versus the fourth quarter of 2023.

Full Year 2024 Financial Results: Continuing Operations

Third party net sales for the full year 2024 were $449.7 million, a decrease of 1.6% on a reported basis and 1.2% in constant currency[1], versus the full year 2023.

Net loss for the full year 2024 was $(33.8) million, an improvement of $22.2 million versus a net loss of $(56.0) million for the full year 2023. Net loss margin for the full year 2024 was (7.5)% of third party net sales, an improvement of 480 basis points versus a net loss margin of (12.3)% for the full year 2023.

Adjusted net income[1] for the full year 2024 was $17.0 million, an increase of $11.1 million versus the full year 2023.

Basic and diluted EPS were $(1.23) and adjusted diluted EPS[1] was $0.62 for the full year 2024. Weighted average shares outstanding for both basic and adjusted diluted EPS was 27.4 million.

Adjusted EBITDA[1] for the full year 2024 was $60.0 million, or 13.3% of third party net sales, an increase of $9.2 million, or 220 basis points, versus the full year 2023.

Full Year 2025 Continuing Operations Financial Guidance:

Projected Year Ending December 31, 2025	Guidance	Reported Growth	Constant Currency Growth[2]
Net Sales	$445M to $460M	(1%) to 2%	Flat to 3%
Adjusted EBITDA [2]	$65M to $70M	8% to 17%	8% to 17%
Adjusted EPS[2]	$0.80 to $0.95	29% to 53%	31% to 55%

[1]	This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.
[2]

This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

ZimVie will host a conference call today, February 26, 2025, at 4:30 p.m. ET to discuss its fourth quarter and full year 2024 financial results. To access the call, please register online at https://investor.zimvie.com/events-presentations/event-calendar. A live and archived audio webcast will also be available on this site.

About ZimVie

ZimVie is a global life sciences leader in the dental market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, ZimVie works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, ZimVie is committed to advancing clinical science and technology foundational to restoring daily life. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net debt is provided in this release for certain periods and is calculated by subtracting cash and cash equivalents on a GAAP basis from the non-current portion of debt on a GAAP basis, as detailed in the reconciliations presented later in this press release.

Sales change information in this release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales from Continuing Operations at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net income (loss) and diluted earnings (loss) per share in this release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted net income (loss) and adjusted diluted earnings (loss) per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods and is calculated by excluding certain items from net income (loss) from Continuing Operations on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by third party net sales from Continuing Operations for the applicable period.

Adjusted cost of products sold (excluding intangible asset amortization). adjusted R&D and adjusted SG&A (on an actual basis and as a percentage of sales) are non-GAAP financial measures provided in this presentation for certain periods and are calculated by excluding the effects of certain items from cost of products sold (excluding intangible asset amortization), R&D and SG&A, respectively, on a GAAP basis. as detailed in the reconciliations presented later in this presentation.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income, but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2025. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to,” “optimistic” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products, including impacts from tariffs; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution of our shares of common stock by Zimmer Biomet Holdings, Inc. in 2022 (the “distribution”) or certain related transactions should be treated as taxable transactions; financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the impact of the separation on our businesses and the risk that the separation and the results thereof may be more difficult, time consuming and/or costly than expected, which could impact our relationships with customers, suppliers, employees and other business counterparties; restrictions on activities following the distribution in order to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; and the effects of global pandemics and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact Information:

ZimVie

Grace Flowers • Grace.Flowers@ZimVie.com

(561) 319-6130

Investor Contact Information:

Gilmartin Group LLC

Webb Campbell • Webb@gilmartinir.com

ZIMVIE INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	(unaudited) For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Net Sales
Third party, net	$111,521	$113,066	$449,749	$457,197
Related party, net	—	—	—	236

Total Net Sales	111,521	113,066	449,749	457,433
Cost of products sold, excluding intangible asset amortization	(38,707)	(42,573)	(162,303)	(166,819)
Related party cost of products sold, excluding intangible asset amortization	—	—	—	(231)
Intangible asset amortization	(5,994)	(6,134)	(24,053)	(26,512)
Research and development	(6,621)	(6,893)	(26,905)	(26,162)
Selling, general and administrative	(58,564)	(62,909)	(238,589)	(248,964)
Restructuring and other cost reduction initiatives	(2,017)	717	(5,681)	(4,489)
Acquisition, integration, divestiture and related	(5,948)	(10,548)	(12,882)	(15,195)

Operating expenses	(117,851)	(128,340)	(470,413)	(488,372)

Operating Loss	(6,330)	(15,274)	(20,664)	(30,939)
Other income, net	2,748	1,515	8,908	326
Interest income	2,111	583	7,050	2,512
Interest expense	(4,120)	(5,559)	(18,887)	(22,746)

Loss from continuing operations before income taxes	(5,591)	(18,735)	(23,593)	(50,847)
Provision for income taxes from continuing operations	(4,077)	(3,428)	(10,237)	(5,202)

Net Loss from Continuing Operations of ZimVie Inc.	(9,668)	(22,163)	(33,830)	(56,049)
Income (loss) from discontinued operations, net of tax	(2,097)	(312,689)	8,005	(337,233)

Net Loss of ZimVie Inc.	$(11,765)	$(334,852)	$(25,825)	$(393,282)

Basic (Loss) Earnings Per Common Share:
Continuing operations	$(0.35)	$(0.83)	$(1.23)	$(2.12)
Discontinued operations	(0.08)	(11.76)	0.29	(12.75)

Net Loss	$(0.43)	$(12.59)	$(0.94)	$(14.87)

Diluted (Loss) Earnings Per Common Share
Continuing operations	$(0.35)	$(0.83)	$(1.23)	$(2.12)
Discontinued operations	(0.08)	(11.76)	0.29	(12.75)

Net Loss	$(0.43)	$(12.59)	$(0.94)	$(14.87)

ZIMVIE INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	As of December 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$74,974	$71,511
Accounts receivable, net	65,211	65,168
Inventories	75,018	79,600
Prepaid expenses and other current assets	23,295	23,825
Current assets of discontinued operations	18,787	242,773

Total Current Assets	257,285	482,877
Property, plant and equipment, net	47,268	54,167
Goodwill	257,605	262,111
Intangible assets, net	92,734	114,354
Note receivable	64,643	—
Other assets	26,611	26,747
Noncurrent assets of discontinued operations	7,528	265,089

Total Assets	$753,674	$1,205,345

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$32,958	$27,785
Income taxes payable	3,263	2,863
Other current liabilities	62,905	67,108
Current liabilities of discontinued operations	34,818	75,858

Total Current Liabilities	133,944	173,614
Deferred income taxes	—	265
Lease liability	8,218	9,080
Other long-term liabilities	9,232	9,055
Non-current portion of debt	220,451	508,797
Noncurrent liabilities of discontinued operations	122	95,041

Total Liabilities	371,967	795,852

Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 150,000 shares authorized Shares, issued and outstanding, of 27,677 and 27,076, respectively	277	271
Preferred stock, $0.01 par value, 15,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid in capital	938,630	922,996
Accumulated deficit	(466,639)	(440,814)
Accumulated other comprehensive loss	(90,561)	(72,960)

Total Stockholders’ Equity	381,707	409,493

Total Liabilities and Stockholders’ Equity	$753,674	$1,205,345

ZIMVIE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2024	2023
Cash flows provided by operating activities:
Net loss of ZimVie Inc.	$(25,825)	$(393,282)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,312	121,686
Share-based compensation	16,592	27,020
Deferred income tax provision	(4,243)	(17,088)
Loss on disposal of fixed assets	5,518	2,996
Other non-cash items	4,985	3,245
Gain on sale of spine disposal group	(11,079)	—
Adjustment of spine disposal group to fair value	(11,143)	289,456
Changes in operating assets and liabilities:
Income taxes	3,253	(15,054)
Accounts receivable	(4,202)	21,083
Related party receivables	—	8,483
Inventories	6,443	25,446
Prepaid expenses and other current assets	(3,015)	5,340
Accounts payable and accrued liabilities	8,323	(24,759)
Related party payable	—	(13,176)
Other assets and liabilities	(5,745)	(4,248)

Net cash provided by operating activities	14,174	37,148

Cash flows provided by (used in) investing activities:
Additions to instruments	(1,330)	(5,978)
Additions to other property, plant and equipment	(5,352)	(6,509)
Proceeds from sale of spine disposal group, net of cash disposed	290,918	—
Other investing activities	(1,940)	(2,687)

Net cash provided by (used in) investing activities	282,296	(15,174)

Cash flows used in financing activities:
Proceeds from debt	—	4,760
Payments on debt	(290,000)	(29,304)
Payments related to tax withholding for share-based compensation	(2,825)	(3,402)
Proceeds from stock plan activity	1,872	2,280
Business combination contingent consideration payments	(3,712)	—

Net cash used in financing activities	(294,665)	(25,666)

Effect of exchange rates on cash and cash equivalents	(13,001)	1,859

Decrease in cash and cash equivalents	(11,196)	(1,833)
Cash and cash equivalents, beginning of year	87,768	89,601

Cash and cash equivalents, end of period	$76,572	$87,768

Presentation includes cash of both continuing and discontinued operations

RECONCILIATION OF NET DEBT

Continuing Operations ($ in thousands)

	As of December 31,
	2024	2023
Non-current portion of debt	$220,451	$508,797
Less: Cash and cash equivalents	(74,974)	(71,511)

Net Debt	$145,477	$437,286

RECONCILIATION OF CONSTANT CURRENCY NET SALES

Continuing Operations ($ in thousands)

	For the Three Months Ended December 31,		Change (%)	Foreign Exchange Impact	Constant Currency % Change
	2024	2023
United States	$64,402	$65,383	(1.5%)	0.0%	(1.5%)
International	47,119	47,683	(1.2%)	(1.2%)	(0.0%)

Total Dental Third Party Sales	111,521	113,066	(1.4%)	(0.5%)	(0.9%)

Related Party Net Sales	—	—	0.0%	0.0%	0.0%

Total Dental Net Sales	$111,521	$113,066	(1.4%)	(0.5%)	(0.9%)

	For the Years Ended December 31,		Change (%)	Foreign Exchange Impact	Constant Currency % Change
	2024	2023
United States	$266,816	$269,557	(1.0%)	0.0%	(1.0%)
International	182,933	187,640	(2.5%)	(1.0%)	(1.5%)

Total Dental Third Party Sales	449,749	457,197	(1.6%)	(0.4%)	(1.2%)

Related Party Net Sales	—	236	(100.0%)	0.0%	(100.0%)

Total Dental Net Sales	$449,749	$457,433	(1.7%)	(0.4%)	(1.3%)

RECONCILIATION OF ADJUSTED NET INCOME AND DILUTED EPS

Continuing Operations (in thousands, except per share data)

	For the Three Months Ended December 31, 2024
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$111,521	$(38,707)	$(79,144)	$(6,330)	$(9,668)	$(0.35)
Restructuring and other cost reduction initiatives [1]	—	—	2,017	2,017	2,017	0.07
Acquisition, integration, divestiture and related [2]	—	—	5,948	5,948	5,948	0.22
Intangible asset amortization	—	—	5,994	5,994	5,994	0.22
European union medical device regulation [3]	—	—	766	766	766	0.03
Other charges [4]	—	(289)	—	(289)	(289)	(0.01)
Litigation settlement [5]	—	—	1,095	1,095	1,095	0.04
Share-based compensation modification [6]	—	—	283	283	283	0.01
Tax effect of above adjustments & other [7]	—	—	—	—	1,419	0.04

Adjusted	$111,521	$(38,996)	$(63,041)	$9,484	$7,565	$0.27

	For the Three Months Ended December 31, 2023
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$113,066	$(42,573)	$(85,767)	$(15,274)	$(22,163)	$(0.83)
Restructuring and other cost reduction initiatives [1]	—	—	(717)	(717)	(717)	(0.03)
Acquisition, integration, divestiture and related [2]	—	—	10,548	10,548	10,548	0.41
Intangible asset amortization	—	—	6,134	6,134	6,134	0.23
European union medical device regulation [3]	—	—	347	347	347	0.01
Other charges [4]	—	278	286	564	564	0.02
Spin-related share-based compensation expense [8]	—	—	5,335	5,335	5,335	0.20
Tax effect of above adjustments & other [7]	—	—	—	—	2,524	0.09

Adjusted	$113,066	$(42,295)	$(63,834)	$6,937	$2,572	$0.10

[1]	Restructuring activities to better position the organization and the expenses incurred were primarily related to employee termination benefits and professional fees.
[2]

Acquisition, integration, divestiture and related expenses for the three months ended December 31, 2024 include the write-off of software costs incurred prior to the separation that were determined in the fourth quarter of 2024 to be unusable for ZimVie’s current enterprise resource planning software system plans ($4.9 million), as well as professional services fees ($0.6 million) and stranded costs ($0.4 million) related to the sale of the spine segment. Acquisition, integration, divestiture and related expenses for the three months ended December 31, 2023 include professional services fees ($10.0 million) related to the sale of the spine segment and rebranding costs ($0.4 million) related to the separation from our former parent.

[3]	Expenses incurred for initial compliance with the European Union (“EU”) Medical Device Regulation (“MDR”) for previously-approved products.

[4]	Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.
[5]	Legal expenses associated with the defense of claims that are outside the ordinary course of business.
[6]

Net impact to share-based compensation expense of converting outstanding restricted stock units (“RSUs”) with performance-based metrics based on the consolidated results of the spine and dental segments into time-based RSUs following the sale of the spine segment.

[7]

Reflects the tax effect of the adjustments from reported to adjusted, as well as an adjustment for management’s expectation of ZimVie’s statutory tax rate based on current tax law and adjusted pre-tax income.

[8]	Spin-related share-based compensation expense from grants provided due to the successful separation from Zimmer Biomet.

	For the Year Ended December 31, 2024
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$449,749	$(162,303)	$(308,110)	$(20,664)	$(33,830)	$(1.23)
Restructuring and other cost reduction initiatives [1]	—	—	5,681	5,681	5,681	0.21
Acquisition, integration, divestiture and related [2]	—	—	12,882	12,882	12,882	0.47
Intangible asset amortization	—	—	24,053	24,053	24,053	0.88
European union medical device regulation [3]	—	—	1,884	1,884	1,884	0.07
Other charges [4]	—	1,144	—	1,144	1,144	0.04
Litigation settlement [5]	—	—	1,095	1,095	1,095	0.04
Share-based compensation modification [6]	—	—	(238)	(238)	(238)	(0.01)
Tax effect of above adjustments & other [7]	—	—	—	—	4,281	0.15

Adjusted	$449,749	$(161,159)	$(262,753)	$25,837	$16,952	$0.62

	For the Year Ended December 31, 2023
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$457,433	$(167,050)	$(321,322)	$(30,939)	$(56,049)	$(2.12)
Restructuring and other cost reduction initiatives [1]	—	—	4,489	4,489	4,489	0.17
Acquisition, integration, divestiture and related [2]	—	—	15,195	15,195	15,195	0.57
Intangible asset amortization	—	—	26,512	26,512	26,512	1.00
Related party	(236)	231	—	(5)	(5)	—
European union medical device regulation [3]	—	—	2,574	2,574	2,574	0.10
Other charges [4]	—	1,143	1,145	2,288	2,288	0.09
Spin-related share-based compensation expense [8]	—	—	7,679	7,679	7,679	0.29
Tax effect of above adjustments & other [7]	—	—	—	—	3,152	0.12

Adjusted	$457,197	$(165,676)	$(263,728)	$27,793	$5,835	$0.22

[1]	Restructuring activities to better position the organization and the expenses incurred were primarily related to employee termination benefits and professional fees.

[2]

Acquisition, integration, divestiture and related expenses for the year ended December 31, 2024 include the write-off of software costs incurred prior to the separation that were determined in the fourth quarter of 2024 to be unusable for ZimVie’s current enterprise resource planning software system plans ($4.9 million) and professional services fees ($2.4 million) related to the evaluation of strategic alternatives for our portfolio, as well as professional services fees ($3.9 million) and stranded costs ($1.5 million) related to the sale of the spine segment. Acquisition, integration, divestiture and related expenses for the year ended December 31, 2023 include professional services fees ($11.6 million) related to the sale of our spine segment, as well as professional services fees ($1.8 million), rebranding costs ($0.9 million) and information technology costs ($0.7 million) related to the separation from our former parent.

[3]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[4]	Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.
[5]	Legal expenses associated with the defense of claims that are outside the ordinary course of business.
[6]

Net impact to share-based compensation expense of converting outstanding RSUs with performance-based metrics based on the consolidated results of the spine and dental segments into time-based RSUs following the sale of the spine segment.

[7]

Reflects the tax effect of the adjustments from reported to adjusted, as well as an adjustment for management’s expectation of ZimVie’s statutory tax rate based on current tax law and adjusted pre-tax income.

[8]	Spin-related share-based compensation expense from grants provided due to the successful separation from Zimmer Biomet.

RECONCILIATION OF ADJUSTED EBITDA:

Continuing Operations ($ in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Net Sales
Total Third Party Sales	$111,521	$113,066	$449,749	$457,197
Related Party Sales	—	—	—	236

Total Net Sales	$111,521	$113,066	$449,749	$457,433

Net Loss	$(9,668)	$(22,163)	$(33,830)	$(56,049)
Interest expense, net	2,009	4,976	11,837	20,234
Income tax provision	4,077	3,428	10,237	5,202
Depreciation and amortization	8,358	7,908	33,168	34,507

EBITDA	4,776	(5,851)	21,412	3,894
Share-based compensation	4,118	9,316	15,879	23,476
Restructuring and other cost reduction initiatives [1]	2,017	(717)	5,681	4,489
Acquisition, integration, divestiture and related [2]	5,948	10,548	12,882	15,195
Related party gain	—	—	—	(5)
European Union medical device regulation [3]	766	347	1,884	2,574
Litigation settlement [4]	1,095	—	1,095	—
Other charges [5]	(289)	278	1,144	1,143

Adjusted EBITDA	$18,431	$13,921	$59,977	$50,766

Net Loss Margin [6]	(8.7%)	(19.6%)	(7.5%)	(12.3%)
Adjusted EBITDA Margin [7]	16.5%	12.3%	13.3%	11.1%

[1]

Restructuring activities to better position our organization for future success based on the current business environment and sale of the spine business, primarily related to employee termination benefits and professional fees.

[2]

Acquisition, integration, divestiture and related expenses for the three months and year ended December 31, 2024 include the write-off of software costs incurred prior to the separation that were determined in the fourth quarter of 2024 to be unusable for ZimVie’s current enterprise resource planning software system plans ($4.9 million and $4.9 million, respectively) and professional services fees ($0 and $2.4 million, respectively) related to the evaluation of strategic alternatives for our portfolio, as well as professional services fees ($0.6 million and $3.9 million, respectively) and stranded costs ($0.4 million and $1.5 million, respectively) related to the sale of the spine segment. Acquisition, integration, divestiture and related expenses for the three months and year ended December 31, 2023 include professional services fees ($10.0 million and $11.6 million, respectively) related to the sale of our spine segment, as well as professional services fees ($0 and $1.8 million, respectively), rebranding costs ($0.4 million and $0.9 million, respectively) and information technology costs ($0 and $0.7 million, respectively) related to the separation from our former parent.

[3]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[4]	Legal expenses associated with the defense of claims that are outside the ordinary course of business.
[5]	Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.
[6]	Net Loss Margin is calculated as Net Loss divided by third party net sales for the applicable period.
[7]	Adjusted EBITDA Margin is Adjusted EBITDA divided by third party net sales for the applicable period.

RECONCILIATION OF ADJUSTED COST OF PRODUCTS SOLD (excluding intangible asset amortization), R&D and SG&A:

Continuing Operations ($ in thousands)

	Three Months Ended December 31,		Percentage of Third Party Net Sales		Years Ended December 31,		Percentage of Third Party Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
Cost of products sold, excluding intangible asset amortization	$(38,707)	$(42,573)	(34.7%)	(37.7%)	$(162,303)	$(166,819)	(36.1%)	(36.5%)
Other charges [1]	(289)	278	(0.3%)	0.3%	1,144	1,143	0.3%	0.3%

Adjusted cost of products sold, excluding intangible asset amortization	$(38,996)	$(42,295)	(35.0%)	(37.4%)	$(161,159)	$(165,676)	(35.8%)	(36.2%)

	2024	2023	2024	2023	2024	2023	2024	2023
Research and development	$(6,621)	$(6,893)	(5.9%)	(6.1%)	$(26,905)	$(26,162)	(6.0%)	(5.7%)
European union medical device regulation [2]	766	347	0.7%	0.3%	1,884	2,574	0.4%	0.5%
Share-based compensation modification [3]	21	—	0.0%	0.0%	(25)	—	0.0%	0.0%
Spin-related share-based compensation expense [4]	—	80	0.0%	0.1%	—	320	0.0%	0.1%

Adjusted research and development	$(5,834)	$(6,466)	(5.2%)	(5.7%)	$(25,046)	$(23,268)	(5.6%)	(5.1%)

	2024	2023	2024	2023	2024	2023	2024	2023
Selling, general and administrative	$(58,564)	$(62,909)	(52.5%)	(55.6%)	$(238,589)	$(248,964)	(53.0%)	(54.5%)
Other charges [1]	—	286	0.0%	0.3%	—	1,145	0.0%	0.3%
Litigation settlement [5]	1,095	—	1.0%	0.0%	1,095	—	0.2%	0.0%
Share-based compensation modification [3]	262	—	0.2%	0.0%	(213)	—	(0.1%)	0.0%
Spin-related share-based compensation expense [4]	—	5,255	0.0%	4.6%	—	7,359	0.0%	1.6%

Adjusted selling, general and administrative	$(57,207)	$(57,368)	(51.3%)	(50.7%)	$(237,707)	$(240,460)	(52.9%)	(52.6%)

[1]	Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.
[2]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[3]

Net impact to share-based compensation expense of converting outstanding RSUs with performance-based metrics based on the consolidated results of the spine and dental segments to time-based RSUs following the sale of the spine segment.

[4]	Spin-related share-based compensation expense from grants provided due to the successful separation from Zimmer Biomet.
[5]	Legal expenses associated with the defense of claims that are outside the ordinary course of business.